Exhibit 10.5

Phage Genomics, Inc.
4861 Cambridge Street
Burnaby, British Columbia
Canada V5C 1H9

Searchlight Minerals, Inc., Kiminco Inc. and Pass Minerals Inc.
2215 Lucerne Circle
Henderson, Nevada
89015

Michael D. Anderson,
2215 Lucerne Circle,
Henderson, Nevada 89014

Farrell Drozd,
581 Kavanagh Place,
Las Vegas, NV 89123

Michael I. Matheson,
3046 Monument Butte,
Grapevine, TX 76051

Pass Minerals Inc.
2215 Lucerne Circle
Henderson, NV 89014

Dear Sirs:

Re:	Searchlight Minerals Inc.			re: The following Nevada Mineral Claims

	RIO RAGA	#	306	NMC#	715676

The purpose of this letter is to record the terms of the agreement reached with respect to the development of your mineral properties.

As you arc aware you entered into an agreement with Searchlight Minerals Inc. ("Searchlight") whereby you optioned your interest in certain mineral properties (the "Properties") to Searchlight, as more fully developed in that Agreement. Searchlight has found a new company, Phage Genomics, Inc. ("Phage") which will be able to provide further funding for the development of the Properties. Before Searchlight assigns its rights to your Properties to Phage, there are a number of conditions to be acknowledged and agreed upon between you, K. Ian Matheson ("Matheson"), both as an individual and as a director, officer and shareholder of Searchlight and Phage.

The reason for this letter is to ensure that as Phage goes forward there is no misunderstanding between you, myself, Searchlight and Phage and by the executing this agreement you are assigning your Property and rights under the Agreement to Phage and releasing myself and Searchlight from any and all claims.

You acknowledge the following:

1. There has been no representation by Matheson nor Searchlight that any securities you were to receive, namely shares of Searchlight shares of Phage, are other than speculative due to the nature of business and the present stage of development.

2. The securities of Phage have not been registered under the Securities Act of l933 ("1933 Act") nor under any "blue sky" state securities laws and therefore cannot be offered or sold in the United States without registration under the 1933 Act and the securities law of all applicable states of the United States unless an exemption from registration is available and will bear the appropriate legends acknowledging the restrictions on trading. Phage has no obligation or present intention of filing registration statement under the 1933 Act, however, Phage, undertakes to include any securities issued to you in any registration statement filed under the 1933 Act. (piggy back registration rights)

3. Matheson and his related companies have advanced support approximately $85,000 to Searchlight and that Matheson and his related companies will be received from Phage any and all monies previously advanced to Searchlight as approved by the board of Phage.

4. Matheson and his associates have also optioned certain mineral properties to Searchlight and Matheson and his associates will be assigning all rights to those mineral properties to Phage on exactly the same terms and conditions that you are receiving from Phage.

5. Matheson and his associates own other mineral properties in Nevada, which have not been optioned to Searchlight nor Phage and, which may increase in value due to the development of your Properties or other minerals properties acquired by Phage and that you will not have any right to any of the proceeds of any sale, distribution transfer or otherwise disposition of those mineral properties.

6. Matheson will become a director and officer of Phage and will be paid a remuneration to be determined by the Board of Phage and Matheson will also acquire other securities of Phage for nominal consideration during the restructuring of Phage as described below and that you will not have any right to these securities or any profit derived from them.

7. Phage completing a corporate restructuring and Phage will issue the securities as set forth in this agreement upon completion of the restructuring which will be completed on or before March 31, 2005.

8. Matheson may participate in future financing of Phage including private placements which may or may not be available to you.

By executing this agreement you are acknowledging and agreeing that Matheson and Searchlight have used reasonable commercial efforts to develop the Properties and Searchlight but that it will be better for yourself that you consent to the assignment by Searchlight to Phage of the Agreement to Phage for the issuance to you of a total of 140,000 shares of Phage per claim as follows:

a) 35,000 shares upon or before the expiry of the third day after the corporate restructuring of Phage;

b) 35,000 shares on or before the first anniversary date or corporate restructuring of Phage;

c) 35,000 shares on or before the second anniversary date of the corporate restructuring of Phage; and

d) 35,000 shares on or before the third anniversary date of the corporate restructuring of Phage.

Upon the execution of this Agreement Searchlight Minerals Inc. shall have no further obligations to you as Phage has assumed all those obligations and there will be no shares of Searchlight issued to you. Upon the issuance of a total of 140,000 shares of Phage you will have no right, title, or interest in the Properties and the Properties will have vested in Phage.

Phage agrees during the time of this Agreement to pay all payments to maintain the Properties in good standing in regard to all regulatory and government payments and perform all annual assessment work required by law to hold the Properties.

You agree that during the term of this Agreement, Phage and its authorized agents, employees, contractors and representatives will have the right to enter the Properties for all purposes including the right to prospect, explore, develop, trench, atrip, excavate, test pit, sample and conduct any and all exploration and development activities for the purpose to determine the minera1 or metal content of the Properties and the right to remove from the Properties all such materials and minerals as it deems necessary to properly test, explore or develop the Properties, but shall not remove materials for sale and Phage shall have the exclusive right to use all structures, tools and facilities located on the Properties, and the right to place and use thereon, and to remove, all such equipment, vehicles, machinery, buildings, structures, and facilities as it may deem desirable from time to time.

You also acknowledge that I have advised you that I have an interest or will have an interest in Phage and that you agree to consent to the Assignment of the Agreement and the Properties to Phage and therefor you agree to release and hold harmless myself and Searchlight from any and all manner of actions, causes of actions, suits, debts, sums of money, contracts, damages, claims, demands and liabilities of every kind and nature whatsoever and wheresoever, whether known or unknown, suspected or unsuspected, whether at law or in equity, which you or your heirs, execute or and assigns, whether individually or collectively with others, now or hereafter can, shall or may have by reason of any matter, cause, deed, act, omission, activity statement or thing whatsoever existing up to the present time which have resu1ted from or are in any way connected with or which at any time in the future result from or in any way arise out of or develop from or connected with the option of your Properties to Phage and any benefit that my accrue to myself due to the development of Phage.

The terms of the above release are contractual and not merely recital. You acknowledge and agree that this release is enforceable in all jurisdictions of the world and that it shall be in all jurisdictions and enforced according to the laws of Nevada, United States.

You further acknowledge and agree that the aforesaid consideration is made for the purpose of fully and finally compromising all claims that you may have against myself and Searchlight, and our respective agents, servants, directors, officers, shareholders, successors, registered representatives, administrators and assigns, as applicable, whether past, present or future.

If you are in agreement with the terms and conditions of this Agreement, please acknowledge in the space provided.

Yours truly,

/s/ K. Ian Matheson
K. Ian Matheson

We the undersigned agree to the terms and condition on this 10 day of February, 2005.

PHAGE GENOMICS, INC.		SEARCHLIGHT MINERALS, INC.

By	/s/ Caisey Harlingten	By	/s/ Kenneth Ian Matheson
	Caisey Harlingten		Kenneth Ian Matheson
	President		President

We the undersigned agree to the terms and condition on this 10 day of February, 2005.

Michael D. Anderson	Farrell Drozd

/s/ Michael D. Anderson	/s/ Farrell Drozd

Michael I. Matheson	Pass Minerals Inc.

/s/ Michael I. Matheson		/s/ Kenneth I. Matheson
Michael I. Matheson	by:	Kenneth I. Matheson

PROVINCE OF BRITISH COLUMBIA	)

On this day 10 of February, 2005, before me, Justis Raynier the undersigned, a Notary Public and in for the said Province, personally appeared K. Ian Matheson, known to me to be the President of Pass Minerals Inc., that executed the foregoing instrument and acknowledged to me that such corporation executed the foregoing instrument and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Justis Raynier
Notary Public for British Columbia

(Seal)	My Commission Expires:	Life time Commission

PROVINCE OF BRITISH COLUMBIA	)

On this day 10 of February, 2005, before me, Justis Raynier the undersigned, a Notary Public and in for the said Province, personally appeared K. Ian Matheson, known to me to be the President of Searchlight Minerals Inc., that executed the foregoing instrument and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Justis Raynier
Notary Public for British Columbia

(Seal)	My Commission Expires:	Life time Commission